Exhibit 5.1

Squire Patton Boggs (US) LLP 1201 West Peachtree Street, NW Suite 3150 Atlanta, GA 30309 O +1 678 272 3200 squirepattonboggs.com

December 14, 2022

United Community Banks, Inc.

125 Highway 515 East

Blairsville, Georgia 30512

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with the filing of an automatic shelf registration statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of its (i) shares of common stock, $1.00 par value per share (“Common Stock”), (ii) shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities (collectively, the “Preferred Stock”), (iii) depositary shares representing a fraction of a share of a particular series of the Preferred Stock (“Depositary Shares”) pursuant to one or more deposit agreements (each, a “Deposit Agreement”), (iv) debt securities (“Debt Securities”), which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement, may be in the form of (a) unsubordinated unsecured debt securities to be issued pursuant to the indenture, dated as of June 17, 2020, between the Company and U.S. Bank Trust Company, National Association (as assignee of U.S. Bank National Association) (the “Senior Trustee”), filed as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”) or (b) subordinated debt securities to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures,” and each individually, an “Indenture”) proposed to be entered into between the Company and a trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees,” and each individually, a “Trustee”), a form of which has been filed as Exhibit 4.3 to the Registration Statement, (v) warrants for the purchase of one or more Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (vi) contracts for the purchase and sale of one or more of the Securities (“Purchase Contracts”), issued pursuant to one or more purchase contract agreements (a “Purchase Contract Agreement”), (vii) units consisting of a combination of one or more of the Securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) and (viii) any combination of the foregoing securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units are collectively referred to as the “Securities” and each, a “Security.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements thereto.

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
December 14, 2022

We have examined and relied upon the following: (i) the Registration Statement; (ii) the Restated Articles of Incorporation of the Company, as in effect as of the date hereof (the “Articles”); (iii) the Amended and Restated Bylaws of the Company, as in effect as of the date hereof (the “Bylaws”); (iv) the Senior Indenture and the form of Subordinated Indenture and (v) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined the certificates and other documents delivered on the date hereof in connection with the filing of the Registration Statement and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In such examination and in rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal competency and capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.            With respect to any shares of Common Stock to be issued, when: (a) the Board of Directors has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Articles or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and Georgia law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
December 14, 2022

2.            With respect to any shares of Preferred Stock to be issued, when: (a) the Board of Directors has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock; (b) Articles of Amendment for the purposes of amending the Articles with respect to the Preferred Stock have been duly filed with the Secretary of State of the State of Georgia; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Articles or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and Georgia law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

In rendering the opinions set forth above, we have assumed that, at the time of the delivery of any Securities, all authorizations of the Board of Directors, or a duly formed committee thereof, related to the issuance of such Securities will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Our opinions expressed above are limited in all respects to the laws of the State of Georgia, as such laws presently exist and to the facts as they presently exist. No opinion is expressed herein as to any matters governed by the law of any other jurisdiction.

In rendering its opinion, Wachtell, Lipton, Rosen & Katz may rely upon this letter as to matters of the law of the State of Georgia addressed herein as if this letter were addressed directly to them.

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
December 14, 2022

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP